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                                                                    EXHIBIT 23-2








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, dated October 7, 1999 (except with respect to the matters discussed in Note 4, as to which the date is November 4, 1999), relating to the Tenaska Georgia Partners, L.P. balance sheet as of August 31, 1999, and the related statements of operations, partners' deficit and cash flows for the eight-month period ended August 31, 1999, and to all references to our Firm included in or made a part of this Registration Statement on Form S-4.




Omaha, Nebraska,
January 27, 2000